As filed with the Securities and Exchange Commission on February 6, 2006

Registration No. 333-129137

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST STATE BANCORPORATION

(Exact name of Registrant as specified in its charter)

New Mexico	6022	85-0366665
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7900 Jefferson NE

Albuquerque, New Mexico 87109

(505) 241-7500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s

Principal Executive Offices)

Michael R. Stanford

Chief Executive Officer

First State Bancorporation

7900 Jefferson NE

Albuquerque, New Mexico 87109

(505) 241-7500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for

Service)

Copy to:

Frank Ed Bayouth, II, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

1600 Smith Street, Suite 4400

Houston, Texas 77002

(713) 655-5100

Approximate date of commencement of proposed sale of the securities to the public: The merger of New Mexico Financial Corporation with and into First State Bancorporation was consummated on January 10, 2006. First State Bancorporation is hereby amending this registration statement to deregister 192,731 shares of First State Bancorporation common stock, no par value, which were issuable to the stockholders of New

Mexico Financial Corporation in connection with the merger of New Mexico Financial Corporation with and into First State Bancorporation.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-129137) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

In accordance with the undertaking of First State Bancorporation (“First State”) set forth in its Registration Statement on Form S-4 (File No. 333-129137) declared effective on November 8, 2005 (the “Registration Statement”), First State is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister an aggregate of 192,731 shares of its common stock, no par value, previously registered under the Securities Act of 1933 pursuant to the Registration Statement, issuable to the stockholders of New Mexico Financial Corporation (“NMFC”) in connection with the merger of NMFC with and into First State.

Pursuant to the Registration Statement, First State registered 910,543 shares of its common stock. These shares were registered pursuant to the Registration Statement to be issued to the stockholders of NMFC in connection with the merger. Upon the consummation of the merger, First State issued a total of 717,812 shares of its common stock to the stockholders of NMFC. Therefore, in accordance with the undertaking mentioned above, First State hereby deregisters the remaining 192,731 shares of First State common stock previously registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, First State has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on February 6, 2006.

FIRST STATE BANCORPORATION

By:	/s/ MICHAEL R. STANFORD
Name:	Michael R. Stanford
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated and on February 6, 2006.

Name	Title

/s/ MICHAEL R. STANFORD Michael R. Stanford	President and Chief Executive Officer and a Director (Principal Executive Officer)

/s/ H. PATRICK DEE H. Patrick Dee	Executive Vice President, Treasurer and a Director

/s/ CHRISTOPHER C. SPENCER Christopher C. Spencer	Senior Vice President and Chief Financial Officer (Principal Accounting Officer)

* Leonard J. DeLayo, Jr.	Director

* Bradford M. Johnson	Director

* Douglas M. Smith, M.D.	Director

* Herman N. Wisenteiner	Director

* Nedra Matteucci	Director

* Lowell A. Hare	Director

* A.J. (Jim) Wells	Director

* Daniel H. Lopez	Director

*	Michael R. Stanford, as attorney-in-fact pursuant to a power of attorney previously filed.